UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2023 (May 17, 2023)
PDC Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37419	95-2636730
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1099 18th Street, Suite 1500
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 860-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PDCE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 17, 2023, PDC Energy, Inc. (the “Company’) entered into a First Amendment to Fifth Amended and Restated Credit Agreement (the “Amendment”) with certain lenders, including JPMorgan Chase Bank, N.A., as administrative agent. The Amendment amends the Company’s Fifth Amended and Restated Credit Agreement dated as of November 2, 2021 (as previously amended and as further amended by the Amendment, the “Credit Agreement”).

In connection with the Amendment and as part of our semi-annual redetermination of our borrowing base, the aggregate maximum credit amount was increased from $2.5 billion to $3.5 billion and the borrowing base was reaffirmed at $3.5 billion. The Company elected an increase in its aggregate revolving commitment amount from $1.5 billion to $1.8 billion. The borrowing base will remain at $3.5 billion until the next redetermination or adjustment of the borrowing base made in accordance with the terms of the Credit Agreement. In addition, the Amendment, among other things, amended the Credit Agreement to permit either (i) the incurrence of pari passu term loans outside of the Credit Agreement on or prior to the first anniversary of the effective date of the Amendment or (ii) the incurrence of term loans from the Credit Agreement lenders, in either case in an aggregate amount not to exceed one-third of the sum of (x) the aggregate elected revolving commitment amount plus (y) the pro forma total amount of total term loans outstanding, and further subject to the borrowing base and the other limitations and conditions set forth in the Credit Agreement.

The foregoing description of the Amendment is qualified in its entirety by reference to the full and complete terms of the Amendment, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are filed herewith.

Exhibit No.	Description

10.1
First Amendment to Fifth Amended and Restated Credit Agreement, dated as of May 17, 2023, among PDC Energy, Inc., as borrower, the guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2023

PDC ENERGY, INC.
By:	/s/ Nicole Martinet
Name:	Nicole Martinet
Title:	General Counsel, Senior Vice President and Corporate Secretary